UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	July 30, 2015

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
Earnings Press Releases
On July 30, 2015, Teleflex Incorporated (the “Company”) issued a press release (the “Press Release”) announcing its financial results for the quarter ended June 28, 2015. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
In addition to the financial information included in the Press Release that has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), the Press Release includes certain non-GAAP financial measures. These measures include adjusted diluted earnings per share and constant currency revenue growth. Adjusted diluted earnings per shares excludes, depending on the period presented, (i) the effect of charges associated with our restructuring programs; (ii) losses and other charges, including acquisition and integration costs, charges related to facility consolidations, charges related to contingent consideration liabilities and charges related to a litigation verdict against the Company with respect to a non-operating joint venture, net of specified reversals, including a reversal of liabilities related to certain contingent consideration arrangements; (iii) amortization of the debt discount on the Company’s convertible notes; (iv) intangible amortization expense; (v) loss on extinguishment of debt; and (vi) tax benefits resulting from the resolution of, or expiration of the statute of limitations with respect to, prior years’ tax matters. In addition, the calculation of diluted shares within adjusted earnings per share gives effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduce the potential economic dilution that otherwise would occur upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). Constant currency revenue and growth exclude the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The Press Release includes a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Management believes that these non-GAAP financial measures provide useful information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations. In addition, management believes that the calculation of non-GAAP diluted shares is useful to investors because it provides insight into the offsetting economic effect of the convertible note hedge against conversions of the convertible notes. Management uses these financial measures for internal managerial purposes, when publicly providing guidance on possible future results and to assist in our evaluation of period-to-period comparisons. However, such non-GAAP measures should be considered in addition to, not as a substitute for, or superior to other financial measures prepared in accordance with GAAP. Additionally, such non-GAAP financial measures as presented by the Company may not be comparable to similarly titled measures reported by other companies.
The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.
Supplemental Financial Information
The information set forth under Item 8.01 “Other Events” concerning the Supplemental Financial Information (as defined therein) is incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
In connection with the conference call to be held by the Company on July 30, 2015 to discuss its financial results for the quarter ended June 28, 2015, the Company plans to reference a slide presentation, which will be made available in advance of the call through the Company’s website. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report.
The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.3, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.
Item 8.01 Other Events.
On July 30, 2015, the Company made certain historical segment financial information available through its website. Specifically, in order to facilitate comparability of current to prior period revenues, the Company made available supplemental information (the “Supplemental Financial Information”) regarding net revenues from external customers by reportable segment for the quarters ended March 30, 2014, June 29, 2014, September 28, 2014, December, 31, 2014, March 29, 2015 and June 28, 2015, for the six months ended June 28, 2015 and for the years ended December 31, 2012, 2013 and 2014 on a basis that was recast to reflect the Company’s current reportable segments, which were realigned effective April 1, 2015 in connection with the reorganization of certain of the Company's businesses. A copy of the Supplemental Financial Information is furnished as Exhibit 99.3 to this Current Report.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
99.1    Earnings Press Release, dated July 30, 2015
99.2    Earnings Conference Call Slide Presentation
99.3    Schedule of Segment Net Revenues

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2015	TELEFLEX INCORPORATED By: /s/ Thomas E. Powell Name: Thomas E. Powell Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Earnings Press Release, dated July 30, 2015
99.2	Earnings Conference Call Slide Presentation
99.3	Schedule of Segment Net Revenues